EXHIBIT 3.3

CERTIFICATE OF FORMATION

OF

MOON-EAGLE MERGER SUB II, LLC

This Certificate of Formation of Moon-Eagle Merger Sub II, LLC (the “Company”) is being duly executed and filed by Morgan Stanley, as an authorized person, to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-201, et seq.).

FIRST: The name of the limited liability company formed hereby is Moon-Eagle Merger Sub II, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 24th day of February, 2020.

MORGAN STANLEY

By:	/s/ Sebastiano Visentini
Name:	Sebastiano Visentini
Title:	Managing Director

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